FOR IMMEDIATE RELEASE

Contact:

Francie Nagy, Investor Relations (212) 515-4625

GateHouse Media Announces Fourth Quarter and Year End 2006 Release and Earnings Call

Fairport, NY. February 26, 2007 – GateHouse Media, Inc. (NYSE: GHS) announced today that it plans to release its fourth quarter and year end 2006 financial results before the market on Friday, March 9, 2007. The Company has scheduled a conference call to discuss results later that day on March 9, 2007 at 10:00 AM EST. The conference call can be accessed by dialing (800) 811-0667 (from within the U.S.) or (913) 981-4901 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the “GateHouse Media Fourth Quarter Earnings Call.”

A webcast of the conference call will be available to the public on a listen-only basis at http://www.gatehousemedia.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for three months following the call.

For those who cannot listen to the live call, a replay will be available until 11:59 PM EST on March 16, 2007 by dialing (888) 203-1112 (from within the U.S.) or (719) 457-0820 (from outside of the U.S.) please reference access code “164-2045.”

GateHouse Media, Inc. is one of the largest publishers of locally based print and online media in small and midsize markets in the United States. GateHouse Media owns over 445 community publications and more than 235 related websites, reaching approximately 9 million people on a weekly basis.

For more information regarding GateHouse Media and to be added to our email distribution list, please visit http://www.gatehousemedia.com.